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                                 CALGENE, INC.
                              FOURTH AMENDMENT TO
                     SECURED REVOLVING CREDIT AGREEMENT AND
                         SECURED REVOLVING CREDIT NOTE


Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

        Reference is hereby made to that certain Secured Revolving Credit Agreement dated as of April 26, 1990, as amended (the "Credit Agreement") originally among the undersigned, CALGENE, INC., a Delaware corporation (the "Company"), Harris Trust and Savings Bank (the "Bank") and Caisse Nationale de Credit Agricole, acting through its Grand Cayman Branch ("Credit Agricole") and Harris Trust and Savings Bank as agent thereunder (the "Agent" ). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

        The Bank has extended a $10,000,000 revolving credit facility to the Company on the terms and conditions set forth in the Credit Agreement. Credit Agricole has assigned to Harris, and Harris has assumed all of Credit Agricole's rights and obligations under the Credit Agreement. The Company and Harris now wish to extend the termination date of the Credit Agreement to January 31, 1995, amend Harris Trust and Savings Bank's commitment under the Credit Agreement to $ 13,000,000, and amend certain terms of the Credit Agreement, all in the manner and on the terms and conditions set forth in this Amendment.

SECTION 1.    AMENDMENTS.

        Upon satisfaction of all the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended as follows:

        Section 1.1 Harris Trust and Savings Bank's commitment shall be $13,000,000, the Bank's Commitment shall hereby be increased to $13,000,000 and the Termination Date of the Credit Agreement shall be extended to January 31, 1995.

        Section 1.2 Section l.l(a) of the Credit Agreement shall be amended in its entirety to read as follows:

                "Section 1.1. Amount and Term. (a) The maximum aggregate principal amount of all Loans outstanding under the Revolving Credit at any one time outstanding plus the amount available for drawing under
         all outstanding L/C's, the face amount of all outstanding      B/A's
         and the aggregate principal amount of all unpaid Reimbursement Obligations (each as hereinafter defined) shall not exceed the lesser of (i) the Banks' Commitments (as hereinafter defined) in effect from time to time during the term of this Agreement or (ii) the then Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate, and shall be available to the Company, and may be availed of by the Company from time to time, be repaid (subject to the restrictions on prepayment set forth herein) and used again, during

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         the period from the date hereof to and including January 31, 1995
         (the "Termination Date" ).




                (b) The respective maximum aggregate principal amounts of the Revolving Credit at any one time outstanding which each Bank by its acceptance hereof severally agrees to make available to the Company are as follows (collectively, the "Banks' Commitments" and individually, a "Bank's Commitment"):

         Harris Trust and Savings Bank  $13,000,000     100%

         Total                          $13.000,000     100%

         All Loans under the Revolving Credit shall be made from each Bank in proportion to its respective Bank's Commitment as above set forth. Each Domestic Rate Loan shall be in an amount not less than $100,000 or such greater amount which is an integral multiple of $50,000 and each Eurodollar Loan shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $100,000."

        Section 1.3. Section 4.6(i) of the Credit Agreement shall be amended by replacing the figure "75%" appearing therein with the figure "80%".

        Section 1.4. Section 4.6(ii) shall be amended by replacing the figure "75%" with the figure "70%".

        Section 1.5. Section 4.6(iv) of the Credit Agreement shall be amended by replacing the figure "50%" with the figure "60%".

        Section 1.6. Section 7.4(b) of the Credit Agreement shall be amended by replacing the figure "90" appearing in the second line therein with the figure "120".

        Section 1.7. Section 7.4(f) of the Credit Agreement shall be amended by replacing the phrase "20 business days" appearing therein with the phrase "45 days."

        Section 1.8. Section 7.5 of the Credit Agreement shall be amended by inserting the phrase "and its Subsidiaries" after the word "Company" appearing in line 4 thereof.

        Section 1.9. Section 7.10 of the Credit Agreement shall be amended by replacing the phrase "2 to 1" appearing therein with the phrase "1.5 to l".

        Section 1.10. Section 7.11 of the Credit Agreement shall be amended by replacing the figure "$12,000,000" appearing therein with the figure "$10,000,000".

        Section 1.11. Section 7.17(j) shall be amended by replacing the phrase "one year" appearing therein with the phrase "two years".

        Section 1.12. Section 7.18(c) of the Credit Agreement shall be amended by adding before the semi-colon at the end thereof the phrase "and to the sale of any or all of the Company's interest in Osmotica Foods, Inc.".


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        Section 1.13. Section 7.23 of the Credit Agreement shall be amended to read as follows:

        "Intentionally Omitted."

        Section 1.14. Exhibit A to the Credit Agreement and the Revolving Note of the Company payable to the order of Harris Trust and Savings Bank (the "Note") shall each be amended by deleting the date "January 31, 1994" appearing twice in the first paragraph therein and inserting in lieu thereof the date "January 31, 1995", by deleting the phrase "Ten Million Dollars ($10,000,000)" appearing in the first paragraph therein and inserting in lieu thereof the phrase "Thirteen Million Dollars ($13,000,000)".

        Section 1.15. Exhibit D to the Credit Agreement shall be replaced by Exhibit D attached hereto.

        Section 1.16. Harris Trust and Savings Bank shall type the following legend on its Note:

         "This Note has been amended pursuant to the terms of a Fourth Amendment to Secured Revolving Credit Agreement and Secured Revolving Credit Note dated as of February 25, 1994, including an increase in the principal amount and an extension of the maturity date hereof, to which reference is hereby made for a statement of terms thereof."

SECTION 2.  CONDITIONS PRECEDENT.

        The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

        Section 2.1. The Company and the Bank shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

        Section 2.2. Each of the representations and warranties set forth in
Section 5 of the Credit Agreement shall be true and correct.

        Section 2.3. The Company shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

        Section 2.4. All legal matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Bank.

        Section 2.5. The Bank shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment, all other instruments and documents contemplated hereby and an opinion of Downey, Brand, Seymour & Rohwer, counsel to the Company, in the form attached hereto as Exhibit A.

3. REPRESENTATIONS.

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        In order to induce the Bank to execute and deliver this Amendment, the
Company hereby represents to the Bank that as of the date hereof, each of the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.2 shall be deemed to refer to the most recent financial statements of the Company delivered to the Bank) and the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment.

4. MISCELLANEOUS.

        Section 4.1. The Company has heretofore executed and delivered to the Agent that certain Security Agreement Re: Inventory and Receivables and various separate Pledge and Security Agreements, each dated as of April 26, 1990 (the "Security Documents" ) and the Company hereby agrees that notwithstanding the execution and delivery of this Amendment, the Security Documents shall be and remain in full force and effect and that any rights and remedies of the Agent thereunder, obligations of the Company thereunder and any liens and security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged thereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

        Section 4.2. The Company agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

        Section 4.3. Except as specifically amended herein the Credit Agreement and the Note shall continue in full force and effect in accordance with their original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Note, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Note, any reference to the Credit Agreement or Note being sufficient to refer to the Credit Agreement as amended hereby.

        Section 4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

Dated as of February 25, 1994.

                         CALGENE, INC.

                         By /c/ Mike Motroni
                            -------------------------
                         Its Vice President, Finance

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Accepted as of the date last written above.

                         HARRIS TRUST AND SAVINGS BANK


                         By /c/ Pamela M. Greanias
                            -------------------------
                         Its Vice President



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